LICENSE AGREEMENT


     THIS AGREEMENT made and entered into at Columbus, Ohio, and effective December 30, 1997 (the "Effective Date") by and between ThermoEnergy Corporation having its principal place of business in Little Rock, Arkansas, herein called "LICENSEE" and Battelle Memorial Institute, having its principal place of business in Columbus, Ohio, herein called "BMI",

WITNESSETH THAT:

     WHEREAS, BMI has certain rights in patents relating to recovery of ammonia from fluid waste streams; and

     WHEREAS, LICENSEE recognizes that BMI owns inventions and intellectual property useful in the conduct of LICENSEE's business; and

     WHEREAS, LICENSEE recognizes that its anticipated business activity will encompass the practice of technology that requires a license under patents owned or controlled by BMI; and

     WHEREAS, LICENSEE wishes to acquire the right to practice the inventions of such patents.

     NOW THEREFORE in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

                                 1. DEFINITIONS

     As used herein, the following terms shall have the meanings set forth below:

     A. INVENTION or INVENTIONS means patented and unpatented BMI proprietary technology related to apparatus and process for the recovery of ammonia from fluid waste streams (hereinafter referred to as the ammonia recovery process or "ARP Technology") as disclosed and claimed in the PATENTS.

     B. IMPROVEMENTS shall mean only those technology advances in the ARP Technology made by BMI's Columbus Laboratories that are within the scope of the PATENT claims and the LICENSED FIELD. BMI shall be obligated to include herein only those BMI IMPROVEMENTS which BMI determines to be necessary for LICENSEE's practice of the INVENTIONS, without which such practice would constitute an infringement of BMI's rights.

     PATENT or PATENTS means the following patents and/or patent applications covering the INVENTIONS, patents to be issued pursuant thereto, and all divisions, continuations, reissues, substitutes, and extensions thereof:


                               Patent Applications

           Title                 Country          Serial No.        Date Filed

Apparatus and Method for         United States    60/042,175       31 March 1997
Ammonia Recovery (21988-1)

Ammonia Recovery by Formation,   United States     60/060,079  25 September 1997
Recovery, and Decomposition of
Ammonium Zinc Sulfate Hexahydrate
Crystals (21988-2)

     PATENTS  will  also  include  patents  and  patent  applications   covering
improvements (within the scope of the claims of the above PATENTS and the LICENSED FIELD) made by BMI licensees in other fields where BMI has the right to grant rights to such improvements to LICENSEE.

LICENSED TERRITORIES are defined as:

           TERRITORY 1:            the United States,
           TERRITORY 2:            the Americas outside of the United States,
           TERRITORY 3:            Europe, and
           TERRITORY 4:            Asia.

     LICENSED FIELD means, and is limited to, the practice of the INVENTIONS as applied to waste streams from municipal waste water treatment facilities and the practice of the INVENTIONS applied to waste streams in commercial agricultural livestock production facilities.


                                2. PATENT LICENSE

     A. BMI hereby grants to LICENSEE, to the extent of the LICENSED FIELD and in each of the LICENSED TERRITORIES 1, 2, 3 and 4, an exclusive license to practice and have practiced the INVENTIONS under the PATENTS.

     B. BMI reserves for itself the right to practice the INVENTIONS for research, development, and demonstration purposes and to license the INVENTIONS in fields and territories not exclusively licensed herein.

                                 3. LICENSE FEE


     LICENSEE shall pay to BMI the sum of Twenty-Five Thousand United States Dollars ($25,000 US) at the time of execution of this Agreement and Twenty-Five Thousand United States Dollars ($25,000 US) on the first anniversary of the Effective Date.


                                  4. ROYALTIES

     A. For fluid treated by the process of the INVENTION as disclosed and claimed in the PATENTS, LICENSEE shall pay to BMI a continuing royalty at the rate of (1) five percent (5%) of all revenues received from customers of LICENSEE or sublicensees for which LICENSEE or a sublicensee is processing fluid or (2) One United States Dollar ($1 US) for each one thousand (1,000) gallons of input to the process of the INVENTION, whichever is greater, except and unless in cases where the provisions of Paragraph 4B apply. It is the intent of the parties that the preferred mode of payment under this Agreement is pursuant to this Paragraph 4A.

     B. However, in the event LICENSEE or its sublicensee enters into an agreement with a customer wherein the customer will design, and/or build, and/or own, and/or operate a facility licensed hereunder, LICENSEE or its sublicensee may grant a license for or authorize such activity in exchange for a sum of money or other consideration which does not contemplate the payment of continuing royalties. In such case, LICENSEE agrees to pay to BMI five percent (5%) of the installed cost of a facility utilizing the INVENTIONS or Forty Thousand United States Dollars ($40,000 US), whichever is greater, in a lump sum, according to the payment schedule defined in Article 8. In the general case, it is anticipated that the installed cost of a facility utilizing the INVENTIONS shall be known and supported by invoice records. If costs for land, building, yard improvements, service facilities, taxes, contingency fees and working capital are incorporated into the invoice supported installed cost, then these costs may be deducted prior to determination of the royalty due to BMI. It is understood that in some circumstances, the total installed cost of a facility used to implement the INVENTIONS may not be separately and specifically invoiced apart from some larger facility in such cases, for purposes of this Agreement, the installed cost of a facility shall be calculated as equal to 2.72 times the total delivered cost of the major purchased equipment components. The 2.72 factor includes the cost of the major equipment components, equipment installation, instrumentation, piping, electric wiring, engineering and supervision, construction expenses and contractor's fee of five percent (5%) on the above. It does not include land, building yard improvements, service facilities, taxes, contingency fees or working capital.

     C. BMI shall also receive five percent (5%) of all damages, royalties or other consideration received by LICENSEE as a result of successful lawsuits enforcing the rights licensed hereunder in accordance with the provisions of
Article 12.

     D. If this Agreement is for any reason terminated before all of the earned royalties herein provided for have been paid, LICENSEE shall immediately pay to BMI any remaining unpaid balance of earned royalties even though the due date provided in Article 8 has not been reached.

                              5. MINIMUM ROYALTIES

     A. LICENSEE shall pay to BMI royalties as stated in Article 4, but in no event shall royalties for a calendar year be less than the following minimum royalties during each of the calendar years indicated: Minimum Royalties Calendar Year U. S. $ per Calendar Year*

               1998                                                $10,000
               1999                                                $20,000
               2000                                                $30,000
               2001    and each calendar                           $40,000
               year thereafter during
               the term of this Agreement
               -------------------------------------
               *Net to BMI after taxes, if any, withheld at the source.

     B. Separate from LICENSEE's obligation to pay minimum royalties as set forth above, beginning in the calendar year 2001, and for each calendar year thereafter, BMI may, in its sole discretion, elect to terminate this Agreement with regard to a particular TERRITORY if LICENSEE has not made sales sufficient to generate earned royalties in the amount of Twenty- Five Thousand United States Dollars ($25,000 US) per calendar year in such TERRITORY.

     In the event that the amounts due at the end of any calendar year exceed the earned royalty requirement of the preceding paragraph but do not equal the minimum royalties specified above for any calendar year, LICENSEE shall pay to BMI on the last day of the following January, the amount required to satisfy the minimum royalty obligation for the preceding calendar year.

     D. If this Agreement is terminated for any reason, except for breach of contract by BMI, during any year that minimum royalties are due to BMI, upon termination, LICENSEE shall immediately pay to BMI the proportionate amount of minimum royalties owed to BMI that represents that portion of the year elapsed prior to termination. For example, if LICENSEE terminates without breach by BMI after the expiration of three (3) months of the new year, LICENSEE shall pay to BMI one-fourth (3) of the yearly minimum royalty due for that year.


                                 6. SUBLICENSING

     LICENSEE shall have the right to sublicense in the LICENSED FIELD and LICENSED TERRITORIES. Sublicenses entered by LICENSEE shall be transferable and assignable from LICENSEE only to BMI.

     B. BMI shall have the right to approve any sublicense granted hereunder, as regards to reasonable business practices, including the terms and conditions therein. LICENSEE shallprovide BMI with a copy of each sublicense, and shall not grant to its sublicensees any BMI rights not conveyed by this Agreement. The royalty paid to BMI under sublicenses from LICENSEE shall be no less than that set forth for LICENSEE in Article 4, above.

     If this Agreement is terminated for any reason, except breach of contract by BMI, LICENSEE shall immediately assign all of its right, title, and interest to all sublicenses to BMI, including the right to receive income.


                                    DILIGENCE

     In each of the TERRITORIES 1, 2 and 3, if a contract is not in place to build a commercial facility to practice the ARP Technology within three (3) years of the Effective Date, BMI may, in its sole discretion, elect to terminate the LICENSEE's rights hereunder for that particular TERRITORY and BMI will be free to license the ARP Technology to others in the LICENSED FIELD for that particular TERRITORY.

     In TERRITORY 4 (Asia), if a contract is not in place to build a commercial facility to practice the ARP Technology within five (5) years of the Effective Date, BMI may, in its sole discretion, elect to terminate LICENSEE's rights hereunder for TERRITORY 4 and will be free to license the ARP Technology to others for TERRITORY 4 and in the LICENSED FIELD.

     In such cases, improvement inventions made solely by LICENSEE shall be the exclusive property of LICENSEE, but BMI shall be granted a nonexclusive, royalty-free, paid-up license therein, including the right to sublicense within the LICENSED FIELD.


                                   8. REPORTS

     A. Not later than the last day of each January and July, LICENSEE shall furnish to BMI a written statement in a form provided by BMI (Attachment 1) to determine the amounts due and the appropriateness of the royalties paid pursuant to Articles 4 and 6 for the semiannual periods ended the last days of the preceding December and June, respectively, and shall pay to BMI all amounts due to BMI. Such amounts are due at the dates the statements are due. If no amount is accrued during any semiannual period, a written statement to that effect shall be furnished.

     B. Payments provided for in this Agreement, shall, when overdue, bear interest at a rate per annum equal to three percent (3%) in excess of the "Prime Rate" published by The Wall Street Journal at the time such payment is due until payment is received by BMI.

                               9. CONFIDENTIALITY

     BMI may disclose confidential and proprietary information (Technical Information) to LICENSEE, consisting of published or unpublished research or development information, know how and technical data related to the ARP Technology. As a result of LICENSEE's access to the confidential and proprietary Technical Information disclosed by BMI hereunder, LICENSEE may generate information which shall also be considered Technical Information. LICENSEE shall not disclose any Technical Information to any third party without the express written consent of BMI, until such Technical Information shall become publicly available through no fault or action of LICENSEE. LICENSEE shall not use the Technical Information for any use other than that expressly authorized herein.


                               10. REPRESENTATIONS

        This Agreement is entered into by BMI in its private capacity.

     B. Nothing in this Agreement shall be deemed to be a representation or warranty by BMI of the validity of any of the PATENTS or the accuracy, safety or usefulness for any purpose, of any Technical Information, techniques, or practices at any time made available by BMI. Neither BMI nor any affiliated company of BMI shall have any liability whatsoever to LICENSEE or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person, arising out of or in connection with or resulting from (i) the production, use or sale of any apparatus or product, or the practice of the INVENTIONS; (ii) the use of any Technical Information, techniques, or practices disclosed by BMI; or (iii) any advertising or other promotional activities with respect to any of the foregoing, and LICENSEE shall hold BMI, and any affiliated company of BMI, harmless in the event BMI, or any affiliated company of BMI, is held liable.

        C. LICENSEE understands and acknowledges that the subject matter of this Agreement has not yet been commercially demonstrated, and agrees to accept the risks incident to designing, manufacturing and operating a nascent technology.

        D. BMI represents that it has the right to grant all of the rights herein, except as to such rights as the Government of The United States of America may have or may assert.

        E. BMI is unaware of any claims that have been, are, or could reasonably be asserted against BMI by third parties with respect to patent infringement or any other type of liability relevant to licensing of the INVENTIONS, which have not been disclosed to LICENSEE as of the date of this Agreement.


                                 11. TERMINATION

        A. The PATENT License of Article 2 shall end upon the expiration of the last to expire of the PATENTS included herein, or upon the abandonment of the last to be abandoned of any patent applications if no PATENTS have issued, or a final adjudication of invalidity of all patents included herein, whichever is later, unless this Agreement is sooner terminated.

        B. LICENSEE may terminate this Agreement at any time upon sixty (60) days' written notice in advance to BMI, or at any time after the expiration of all patents included herein, or a final adjudication of invalidity of all patents included herein.

        C. Except as provided below in Paragraph 11D, if either party shall be in default of any obligation hereunder, the other party may terminate this Agreement by giving Notice of Termination by Certified or Registered Mail to the party at fault, specifying the basis for termination. If within sixty (60) days after the receipt of such Notice of Termination, the party in default shall remedy the condition forming the basis for termination, such Notice of Termination shall cease to be operative, and this Agreement shall continue in full force; provided that if Notice of Termination is given by BMI to LICENSEE for the third time then this grace period shall not be available unless permitted in such third Notice of Termination, and this Agreement shall be finally terminated.

        D. LICENSEE shall inform BMI of its intention to file a voluntary petition in bankruptcy or of another's intention to file an involuntary petition in bankruptcy to be received at least seventy-five (75) days prior to filing such a petition. LICENSEE's filing without conforming to this requirement shall be deemed a material, pre-petition incurable breach not subject to the notice requirement of Paragraph 11C.


                                 12. LITIGATION

        A. LICENSEE shall notify BMI of any suspected infringement of the PATENTS in the LICENSED FIELD and the LICENSED TERRITORIES, and each party shall inform the other of any evidence of such infringement(s).

        B. LICENSEE shall have the first right to institute suit for infringement(s) in the LICENSED FIELD and the LICENSED TERRITORIES so long as this Agreement remains exclusive. However, if BMI notifies LICENSEE of its desire to institute suit for infringement(s) and LICENSEE fails to do so within ninety (90) days of such notice, then BMI may, at its own expense, bring suit or take any other appropriate action. Any amounts recovered pursuant to such infringement suit shall be retained by and be the property of the party bringing the suit. In the event LICENSEE receives any monies or other consideration from a third party as a result of LICENSEE's rights under this Agreement, BMI shall receive its royalty under Article 4 as applied to all such monies or other consideration whether such monies or other consideration are denoted as "royalties", "damages", "release" from prior acts, or any other designation.


                                   13. PATENTS

     A. BMI shall have the sole right to file, prosecute, and maintain all of the PATENTS covering the INVENTIONS that are the property of BMI, and shall have the right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any patent or patent application, or to discontinue the maintenance of any patent or patent application. All reasonable expenses incurred by BMI in the filing, prosecution or maintenance of PATENTS, or patent applications and patents issued on IMPROVEMENTS, licensed hereunder shall be reimbursed to BMI by LICENSEE within sixty (60) days of LICENSEE's receipt of notice setting forth such expenses, if LICENSEE chooses to make use of such IMPROVEMENTS.

        B. All INVENTIONS conceived or reduced to practice for LICENSEE by BMI's Columbus Laboratories and all Technical Information directly related to the INVENTIONS developed for LICENSEE by BMI's Columbus Laboratories during the term of this Agreement, shall be owned by BMI and shall be included in this Agreement.

        C. Improvement inventions made solely by LICENSEE shall be the exclusive property of LICENSEE, but BMI shall be granted a nonexclusive, royalty-free, paid-up license therein, including the right to sublicense outside the LICENSED FIELD.


                                   14. RECORDS

        LICENSEE shall keep accurate records of all operations affecting payments hereunder, and shall permit BMI or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.


                                15. ASSIGNABILITY

        LICENSEE   shall  not  assign  any  rights  under  this   Agreement  not
specifically transferable by its terms without the written consent of BMI. BMI may assign its rights hereunder.


                                   16. REFORM

        A. The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

        B. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, BMI, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.


                                  17. PUBLICITY

     In publicizing anything made, used, or sold under this Agreement, LICENSEE shall not use the name BMI or otherwise refer to any organization related to BMI, except with the written approval of BMI.

                            18. WAIVER AND ALTERATION

        A. The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

        B. A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in Article 16, above.


                               19. IMPLEMENTATION

        Each party shall execute any instruments reasonably believed by the other party to be necessary to implement the provisions of this Agreement.


                                20. CONSTRUCTION

        This Agreement shall be construed in accordance with the laws of the State of Ohio of The United States of America and in the English language, and any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Ohio.


                    21. EXPORTATION OF TECHNICAL INFORMATION

        LICENSEE agrees not to export from The United States of America, directly or indirectly, any technical information (or the direct product thereof) furnished to LICENSEE either directly or indirectly by BMI, except to the extent and to the countries permitted by the laws of The United States of America. LICENSEE agrees to indemnify, defend and hold harmless BMI, its officers, agents and employees from all liability involving the violation of such export regulations, either directly or indirectly, by LICENSEE.

                            22. ENTIRE UNDERSTANDING

        This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the INVENTIONS in the LICENSED FIELD and LICENSED TERRITORIES. Specifically, no future representations made by BMI staff shall be effective to alter any provision herein unless such representation shall be made by an authorized representative of BMI having the power to do so.

                                  23. ADDRESSES

        For the purpose of all written communications between the parties, their addresses shall be:
                                      ThermoEnergy Corporation
                                      1300 Tower Building
                                      Fourth and Center Streets
                                      Little Rock, AR  72201
                                      Telephone:    (501) 376-6477
                                      Telefax:      (501) 376-3643

                                      Battelle Memorial Institute
                                      Attention License Administrator
                                      505 King Avenue
                                      Columbus, OH 43201-2693
                                      Telephone: (614) 424-7449
                                      Telefax: (614) 424-3864

or any other addresses of which either party shall notify the other party in writing.

        IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

                                   THERMOENERGY CORPORATION

                                   ---------------------------------------------
                                   Signature
ATTEST:
                                   ---------------------------------------------
                                   Typed or Printed Name

--------------------------        ----------------------------------------------
Signature                         Title

--------------------------        ----------------------------------------------
Signed at                         Date



                                   BATTELLE MEMORIAL INSTITUTE


                                   ---------------------------------------------
                                   Signature

ATTEST:                             Robert L. Zieg
                                   ---------------------------------------------
                                   Typed or Printed Name

                                   Assistant General Counsel
-----------------------            ---------------------------------------------
Signature                          Title

                                     January 5, 1998
-----------------------              -------------------------------------------
Signed at                            Date

Attachment 1

                                  ATTACHMENT 1

                              ROYALTY REPORT TO BMI

From:
     ---------------------------------------------------------------------
        (Company Name)

Reporting Period:

     From To -----------------  -------------------  (6 Month Period Ending June
30 and December 31, to be Reported by the Following July 31 and January 31).

    Article 4A. ROYALTIES (5% of all revenues received or $1 for each
               1,000 gallons of input, whichever is greater)

     (i)     (a)  Revenues Received:

$------------                                                            X  0.05

                       (b)  Royalty Calculated:

$------------

     (ii)    (c)  No. of 1,000 gallons of input:          x $1.00= $
                                                ----------          ------------

             (d)  Twenty-five percent (25%) of Gross Profit       =$
                                                                    ------------
            (e) Royalty  Calculated = lesser of amount
                   on line (c) or (d):                             $
                                                                    ------------

               Royalty owed [greater of amount on line (b) or (e)]
$
------------

2.      Article 4B. ROYALTIES (5% of installed cost of a facility or
               $40,000 whichever is greater, per facility)

               $ Installed cost of a facility                       $
                                                                    ------------
                                                                     X  0.05

               $ Amount Royalties Owed:                             $
                                                                    ------------

               OR (whichever is greater)

               $40,000

               $ Amount Royalties Owed:                             $
                                                                    ------------

 3. Article 6C. Royalties from sublicenses

               $ Amount Royalties Owed:                             $
                                                                    ------------

               TOTAL ROYALTIES DUE:                                 $
                                                                    ------------
US

SIGNED BY
          -------------------------------

PRINTED NAME
            -----------------------------

TELEPHONE NO.
             ----------------------------

DATE
    -------------------------------------

TELEFAX NO.
            ------------------------------

                                LICENSE AGREEMENT

                                     BETWEEN

                           BATTELLE MEMORIAL INSTITUTE

                                       AND

                            THERMOENERGY CORPORATION